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EXHIBIT III

                                  CERTIFICATION
            Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002


I, Garth A.C. MacRae, certify that:

1. I have reviewed this amendment to its annual report of Breakwater Resources Ltd. for the fiscal year ended December 31, 2003 on Form 20-F/A;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this report.


/s/ Garth A.C. MacRae
---------------------------------
Garth A.C. MacRae
President and Chief Executive Officer

Date: March 31, 2005